Exhibit 99.1

Spirit Airlines Announces Comprehensive Agreement to Deleverage Balance Sheet and Position the Company for Long-Term Success as a Leading Low-Fare Carrier

Flights, Ticket Sales, Reservations and All Other Operations Continue as Normal

Restructuring Support Agreement Already Signed by a Supermajority of Spirit’s Bondholders

Voluntary Prearranged Chapter 11 Proceedings Commenced to Implement the Agreed Deleveraging and Recapitalization Transactions

Receives Backstopped Commitments for $350 Million Equity Investment and $300 Million in Debtor-in-Possession Financing from Existing Bondholders; Vendors, Aircraft Lessors and Holders of Secured Aircraft Indebtedness to Be Paid in the Ordinary Course and Will Not be Impaired

DANIA BEACH, Fla., Nov. 18, 2024 – Spirit Airlines, Inc. ("Spirit" or the "Company") (NYSE: SAVE) today announced that it has entered into a restructuring support agreement (the “RSA”) supported by a supermajority of Spirit’s loyalty and convertible bondholders on the terms of a comprehensive balance sheet restructuring. The restructuring is expected to reduce Spirit’s debt, provide increased financial flexibility, position Spirit for long-term success and accelerate investments providing Guests with enhanced travel experiences and greater value.

In connection with the RSA, Spirit has received backstopped commitments for a $350 million equity investment from existing bondholders and will complete a deleveraging transaction to equitize $795 million of funded debt. To implement the RSA, the Company has commenced a prearranged chapter 11 process in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Existing bondholders are also providing $300 million in debtor-in-possession (“DIP”) financing, which, together with Spirit's available cash reserves and cash provided by operations, is expected to further support the Company through the chapter 11 process.

Spirit expects to continue operating its business in the normal course throughout this prearranged, streamlined chapter 11 process. Guests can continue to book and fly without interruption and can use all tickets, credits and loyalty points as normal. The chapter 11 process itself will not impact Team Member wages or benefits, which are continuing to be paid and honored for those employed by Spirit. Vendors, aircraft lessors and holders of secured aircraft indebtedness will continue to be paid in the ordinary course and will not be impaired.

“I am pleased we have reached an agreement with a supermajority of both our loyalty and convertible bondholders on a comprehensive recapitalization of the Company, which is a strong vote of confidence in Spirit and our long-term plan,” said Ted Christie, Spirit's President and Chief Executive Officer. “This set of transactions will materially strengthen our balance sheet and position Spirit for the future while we continue executing on our strategic initiatives to transform our Guest experience, providing new enhanced travel options, greater value and increased flexibility. I’m extremely proud of the Spirit team’s hard work and dedication, which is key to our sustained progress in advancing our business and delivering for our Guests.”

As part of the chapter 11 process, Spirit is filing a proposed Plan of Reorganization (the “Plan”) that incorporates the agreed terms of the RSA and is subject to confirmation by the Court. The Company has received support from a supermajority of its loyalty and convertible bondholders and expects to emerge from a streamlined chapter 11 process in the first quarter of 2025.

In conjunction with the petition, Spirit has filed a series of first-day motions, which, once approved by the Court, will further facilitate the Company operating its business in the ordinary course during the streamlined chapter 11 process.

As a result of the chapter 11 filing, Spirit expects to be delisted from the New York Stock Exchange in the near term. The Company expects that its common stock will continue to trade in the over-the-counter marketplace through the chapter 11 process. The shares are expected to be cancelled and have no value as part of Spirit's restructuring.

Additional Information

Additional information about the Company’s chapter 11 case, including access to Court filings and other documents related to the restructuring process, is available at https://dm.epiq11.com/SpiritGoForward or by calling Spirit’s restructuring information line at (888) 863-4889 (U.S. toll free) or +1 (971) 447-0326 (international). Additional information is also available at www.SpiritGoForward.com.

Advisors

Davis Polk & Wardwell LLP is serving as the Company’s restructuring counsel, Alvarez & Marsal is serving as restructuring advisor, and Perella Weinberg Partners LP is acting as investment banker.

Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel and Evercore is acting as financial advisor to the ad hoc group of loyalty noteholders.

Paul Hastings LLP is acting as legal counsel and Ducera Partners LLC is acting as financial advisor to the convertible bondholders.

About Spirit Airlines

Spirit Airlines (NYSE: SAVE) is a leading low-fare carrier committed to delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its Fit Fleet®, one of the youngest and most fuel-efficient fleets in the U.S. Spirit is committed to inspiring positive change in the communities it serves through the Spirit Charitable Foundation. Discover elevated travel options with exceptional value at spirit.com.

Investor Inquiries:

Spirit Investor Relations

investorrelations@spirit.com

Media Inquiries:

Spirit Media Relations

Media_Relations@spirit.com

FGS Global

Spirit@fgsglobal.com

Cautionary Statement Regarding Forward Looking Statements

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are subject to the "safe harbor" created by those sections. Forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are "forward-looking statements" for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "project," "predict," "potential," and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding Spirit’s expectations with respect to operating in the normal course, the Chapter 11 process, the DIP and potential delisting of Spirit’s common stock by the New York Stock Exchange. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, risks attendant to the bankruptcy process, including the Company's ability to obtain court approval from the Court with respect to motions or other requests made to the Court throughout the course of Chapter 11, including with respect the DIP; the effects of Chapter 11, including increased legal and other professional costs necessary to execute the Company's restructuring process, on the Company's liquidity (including the availability of operating capital during the pendency of Chapter 11); the effects of Chapter 11 on the interests of various constituents and financial stakeholders; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of Chapter 11; objections to the Company's restructuring process, the DIP, or other pleadings filed that could protract Chapter 11; risks associated with third-party motions in Chapter 11; Court rulings in the Chapter 11 and the outcome of Chapter 11 in general; the Company's ability to comply with the restrictions imposed by the terms and conditions of the DIP and other financing arrangements; employee attrition and the Company's ability to retain senior management and other key personnel due to the distractions and uncertainties; risks associated with the potential delisting or the suspension of trading in its common stock by the New York Stock Exchange, the impact of litigation and regulatory proceedings; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.